ITEM 77C
Submission of Matters to a Vote of Security
Holders

At a special meeting of shareholders of Old
Mutual Advisor Funds, held on June
16, 2006, shareholders of the Old Mutual Copper
Rock Emerging Growth Fund
approved a new sub-advisory agreement. On July
14, 2006, at an adjournment of
the June 16, 2006 special meeting, shareholders of the Old Mutual Asset
Allocation Conservative Portfolio, Old Mutual
Asset Allocation Balanced
Portfolio, Old Mutual Asset Allocation Moderate
Growth Portfolio, and Old Mutual
Asset Allocation Growth Portfolio, voting separately, approved new sub-advisory agreements. The following is a report on the votes cast:

      1.PROPOSAL FOR NEW SUB-ADVISORY
AGREEMENT(S) FOR ALL FUNDS


      Number of Shares For ProposalPercentage
of Shares at Meeting For
      ProposalNumber of Shares Against
ProposalPercentage of Shares at Meeting
      Against ProposalNumber of Abstained
SharesPercentage of Shares at Meeting
      Abstained
      a.     Old Mutual Copper Rock Emerging
Growth Fund
      1a.   Copper Rock Capital Partners,
LLC708,93288.33%16,9632.11%76,7099.56%
      b.     Old Mutual Asset Allocation
Conservative Portfolio
      1a.   Copper Rock Capital Partners,
      LLC1,291,89689.89%5,7480.40%139,6289.71%
      1b.   Ibbotson Associates Advisors,
      LLC1,294,07190.04%5,7480.40%137,4539.56%
      1c.   Thomson Horstmann & Bryant,
Inc.1,292,22389.91%5,7480.40%139,3019.69%
      c.      Old Mutual Asset Allocation
Balanced Portfolio
      1a.   Copper Rock Capital Partners,
      LLC4,004,91691.58%48,6021.11%319,8317.31%
      1b.   Ibbotson Associates Advisors,
      LLC4,001,98791.51%48,6021.11%322,7607.38%
      1c.   Thomson Horstmann & Bryant,

Inc.4,002,33591.52%48,6021.11%322,4127.37%
      d.     Old Mutual Asset Allocation
Moderate Growth Portfolio
      1a.   Copper Rock Capital Partners,
      LLC4,347,09089.17%85,3251.75%442,6829.08%
      1b.   Ibbotson Associates Advisors,
      LLC4,348,15189.19%94,2481.93%432,6988.88%
      1c.   Thomson Horstmann & Bryant,

Inc.4,354,11489.31%87,4831.79%433,4998.89%
      e.      Old Mutual Asset Allocation
Growth Portfolio
      1a.   Copper Rock Capital Partners,
      LLC2,617,93694.35%19,1060.69%137,6984.96%
      1b.   Ibbotson Associates Advisors,
      LLC2,629,26994.76%18,1200.65%82,6802.98%
      1c.   Thomson Horstmann & Bryant,

Inc.2,617,97694.35%17,8960.64%138,8685.00%